Exhibit 3.2

As of May [    ], 2006

AMENDED and RESTATED

BY-LAWS

OF

HEXION SPECIALTY CHEMICALS, INC.

(Formerly Borden Chemical, Inc.)

ARTICLE I

OFFICES

Places of business or offices may be established at any time by the Board of Directors (the “Board”) at any place or places where Hexion Specialty Chemicals, Inc. (the “Corporation”) is qualified to do business or where qualification is not required.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 Annual Meetings.

An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place and purposes of the meeting. The meeting shall be held at such time and place as shall be designated by the Board and specified in the notice of the meeting.

2.2 Special Meetings.

Special meetings of shareholders shall be held at such place and at such time as shall be fixed by resolution of the Board with respect to each such meeting and may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the holders of at least fifty percent (50%) of the total number of outstanding shares of capital stock of the Corporation entitled to vote. Any special meeting of shareholders shall be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place, and purpose of the meeting. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the shareholders shall be limited to the purpose stated in the notice thereof.

2.3 Quorum.

Except as otherwise provided by law or the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), at all meetings of the shareholders, in order to constitute a quorum, the holders of a majority of the issued and outstanding shares of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”) shall be present, either in person or by proxy.

2.4 Voting.

(a) Number of Votes. At all meetings of the shareholders, each shareholder shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation, except as otherwise provided by the Restated Certificate.

(b) Proxies. At all meetings of the shareholders any shareholder shall be entitled to vote by proxy. Every proxy shall be executed in writing by the shareholder or his agent except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication that results in a writing.

(c) Record Date.

(1) For the purpose of determining the shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment thereof or (b) receive payment of any dividend or allotment of any right, or for the purpose of any other corporate action or event, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such dates shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. The record date to determine shareholders entitled to give a written consent may not be more than sixty (60) days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty (60) days before the last day on which consents received may be counted.

(2) If no record date is so fixed by the Board, (a) the record date for a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

(3) When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

(d) Required Votes. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, the affirmative vote of a majority of votes cast by the shareholders shall be required to authorize or approve such action, unless a greater plurality is required by law or the Restated Certificate. Directors shall be elected as provided in the Restated Certificate and by law.

2.5 Organization.

Unless otherwise determined by resolution of the Board,

(a) the Chairman of the Board shall, or shall designate an appropriate officer of the Corporation to, call any annual or special meeting of shareholders to order, act as Chairman of any such meeting of the shareholders, determine the order of business of any such meeting, and determine the rules of order and procedure to be followed in the conduct of any such meeting; and

(b) the Secretary or an Assistant Secretary of the Corporation shall act as Secretary of the meeting.

Nothing in this section shall prohibit the Chairman of the meeting from changing the order in which business shall be presented to the meeting.

2.6 Action without Meeting.

No action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders.

2.7 Transaction of Business.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.1, (B) by or at the direction of the Chairman of the Board or the Board or (C) by any shareholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in subparagraphs (2) and (3) of this Section 2.7(a) and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 2.7(a)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and that such shares have been held for the period required by any applicable law, (iii) a representation that the shareholder is a holder of record of Common Stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding Common Stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of Section 2.7(a)(2) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting as set forth in the Corporation’s notice of meeting pursuant to Section 2.2. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this by-law and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by shareholders of persons for election to the Board may be made at such a special meeting of shareholders if the shareholder’s notice as required by Section 2.7(a)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) General.

(1) Only persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors elected by the Corporation’s shareholders and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Restated Certificate or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this by-law, if the nominating or proposing shareholder (or a qualified representative of the nominating or proposing shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) For purposes of this by-law, no adjournment or notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2.7, and in order for any notification required to be delivered by a shareholder pursuant to this Section 2.7 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4) Notwithstanding the foregoing provisions of this by-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Restated Certificate.

ARTICLE III

DIRECTORS

3.1 General Powers; Number; Term of Office.

The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of not less than three (3) nor more than fifteen (15) directors, which number shall be fixed from time to time by resolution of the Board or the Restated Certificate. The members of the Board shall be elected and hold office as provided in the Restated Certificate. It shall not be necessary for directors to be shareholders. All directors shall be natural persons who are 18 years of age or older. The Chairman of the Board shall be elected by the Board from time to time and shall serve as Chairman of the Board until his successor shall have been elected and shall have qualified. The Chairman of the Board shall be a director, and may serve as an officer or otherwise be an employee.

3.2 Vacancies.

If the office of any director becomes vacant, or if new directorships resulting from an increase in the authorized number of directors are created, the remaining directors (even though less than a quorum) by a majority vote, or the sole remaining director, may fill such directorship in accordance with the purpose and intent of the Restated Certificate. No such vacancy may be filled by the shareholders. A director so elected shall hold office until his successor is elected and qualified in his stead, or as otherwise provided in the Restated Certificate.

3.3 Removal; Resignation.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances as provided in the Restated Certificate, a director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the votes that all the shareholders would be entitled to cast in any annual election of directors or class of directors. A director may resign at any time by filing his written resignation with the Secretary of the Corporation.

3.4 Annual Meetings.

There shall be an annual meeting of the Board for the election of officers and for such other business as may be brought before the meeting, immediately after the annual meeting of shareholders.

3.5 Regular Meetings.

Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

3.6 Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer, President or by any two directors at such time and place as specified in a notice delivered personally or by telephone to each director, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Corporation, at least two days prior to the time of holding the meeting. The notice of meeting need not, but may, specify the purpose of the meeting.

3.7 Quorum.

A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the Board.

3.8 Action without Meeting.

The Board may act without a meeting if, prior or subsequent to the action, each member of the Board consents in writing to the action. The written consent or consents shall be filed in the minute book.

3.9 Action by Means of Conference Telephone or Similar Communications Equipment.

Any director may participate in a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

ARTICLE IV

OFFICERS

4.1 Executive Officers.

The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and may also consist of a Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a General Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant General Controllers. The Board may also appoint a Chairman of the Board who may also serve as an officer of the Corporation. Each officer shall be elected at the annual meeting of the Board or at such other time as the Board determines to be appropriate by a majority vote of the Board and shall hold office until his successor shall have been duly appointed and qualified (unless such officer sooner dies, resigns or is removed by the Board (which removal may occur with or without cause)), provided, however, that the Board may at its pleasure omit the election of any of the foregoing officers not required by law. One person may hold more than one office.

4.2 Authority and Duties.

(a) The said officers shall have the powers and shall perform all the duties incident to their respective offices (subject to and to the extent consistent with any resolutions or guidelines adopted by the Board) and shall perform such other duties as shall from time to time be assigned to them by the Board.

(b) The Chairman or, in his absence, a director selected by a majority of the Directors, shall preside at meetings of the Board. Each Executive Vice President, Senior Vice President or Vice President or other officer shall have general charge of such departments or divisions of the Corporation’s business, or shall perform such duties, as may from time to time be determined by the Chief Executive Officer (or other officer designated by the Board), and they shall be responsible for the proper administration of their respective departments or divisions to the Chief Executive Officer. Departmental managers shall be responsible for the proper administration of their departments to the officer in charge thereof.

(c) During the absence of the Chief Executive Officer, the Chief Executive Officer shall designate, in writing to the Secretary of the Corporation, the officer who shall be vested with all the powers of such office in respect of the signing and execution of any contracts or other papers requiring the signature of any such absent officer. In the event of any prolonged absence or anticipated prolonged absence of any officer of the Corporation, the Board may delegate any such officer’s powers or duties to any other officer, or to any director, during such absence, and the person to whom such powers and duties are so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

4.3 Other Officers.

The Board may create such other offices as it may determine, elect or provide for the election of officers to fill the same, define their powers and duties and fix their tenures of office. The Board may also create or provide for the creation of (1) administrative divisions, and (2) offices and committees for any such divisions and may elect or provide for the election of officers and committee members to fill the positions so created, define or make provision for the duties to be performed by such officers and committees and the powers to be exercised by them and fix or make provision for their tenures of office. The Board may delegate to the Chief Executive Officer or to any other officer or any committee of the Corporation the power to exercise some, any or all of the powers granted to the Board by the foregoing provisions of this Section. Subject to and to the extent consistent with any resolutions or guidelines adopted by the Board, the Chief Executive Officer in turn may delegate to any other officer or any committee of the Corporation the power to exercise some, any or all of the powers delegated to him by the Board pursuant to the foregoing provisions of this Section.

ARTICLE V

COMMITTEES

5.1 Generally.

The Board shall appoint from among its members an Audit Committee, a Compensation Committee, a Nominating Committee, and an Environmental, Health and Safety

Committee and may, by resolution adopted by a majority of the entire Board, appoint from among its members one or more additional committees. Subject to and to the extent provided in the Restated Certificate, these By-Laws and any resolution adopted by the Board (and in any charter document adopted pursuant to any such resolution), each committee of the Board (a “Committee”) shall have and may exercise all the authority of the Board, except that no such Committee shall:

(a) make, alter or repeal any By-law of the of the Corporation;

(b) elect or appoint any director, or remove any officer or director;

(c) submit to shareholders any action that requires shareholders’ approval; or

(d) amend or repeal any resolution theretofore adopted by the Board that by its terms is amendable or repealable only by the Board.

5.2 Number; Term of Office; Chairman.

(a) Each Committee shall have such number of directors as the Board may, by a resolution adopted by a majority of the entire Board, determine. Committee members shall be appointed from time to time by the Board and their terms of office shall be for such periods as the Board may designate.

(b) The Board shall appoint the chairman of each Committee, unless it assigns responsibility for such appointment to the members of such Committee.

5.3 Committee Records.

Each Committee of the Board shall keep a record of its actions and proceedings, and all its actions shall be reported to the Board at its next ensuing meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

5.4 Dissolution; Removal.

Any Committee of the Board may be dissolved by a majority of the entire Board; and any member of such Committee may be removed by a majority of the entire Board with or without cause.

5.5 Vacancies.

Vacancies on any Committee of the Board shall be filled by a majority of the entire Board at any regular or special meeting.

5.6 Meetings.

Regular meetings of any Committee may be held without notice at such time and at such place as shall from time to time be determined by the chairman of such Committee, and special meetings of any such Committee may be called by the chairman or a majority of the members thereof at such time and place as specified in a notice delivered personally or by telephone to each member, or mailed, telegraphed or sent by facsimile transmission to his address upon the books of the Corporation, at least two days prior to the time of holding the meeting, or on such shorter notice as may be agreed to in writing by each of the other members of such Committee. The notice of meeting need not, but may, specify the purpose of the meeting.

5.7 Alternate Members.

A majority of the entire Board may designate one or more directors as alternate members of any Committee, to act in the absence or disability of members of any such Committee with all the powers of such absent or disabled members.

5.8 Quorum.

(a) At all meetings of Committees, a majority of the total number of members of the Committee as determined from time to time shall constitute a quorum for the transaction of business.

(b) If a quorum is present when a vote is taken, the act of a majority of the members of any Committee present at the meeting shall be the act of such Committee.

5.9 Miscellaneous.

(a) The provisions of Sections 3.8 and 3.9 shall be applicable to each Committee and the members thereof.

(b) Except as otherwise provided in these By-Laws, by the Board or by law, each Committee shall determine its own procedures.

ARTICLE VI

WAIVERS OF NOTICE

Any notice required by these By-laws, by the Restated Certificate, or by the New Jersey Business Corporation Act (the “NJBCA”) may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice, shall be deemed conclusively to have waived notice of the meeting.

ARTICLE VII

DEPOSITORIES, CHECKS AND NOTE

7.1 The Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Treasurer or an Assistant Treasurer of the Corporation shall each have the authority to designate banks, trust companies or other depositories in which funds of the Corporation shall be deposited to the credit of the Corporation. All checks, drafts and orders for the payment of money shall be signed by any one of the aforesaid officers, or by such other person or persons as the Board or any one of the aforesaid officers may from time to time designate. Subject to such limitations, restrictions and safeguards as any of the aforesaid officers or the Board shall prescribe, signatures in the case of all checks, drafts and orders for the payment of money may be facsimile signatures.

7.2 The signature of any officer upon any bond, debenture, note or similar instrument executed on behalf of the of the Corporation may be a facsimile whenever authorized by the Board.

ARTICLE VIII

DIVIDENDS

Subject to the provisions of law and the Restated Certificate, the Board shall have the power in its discretion to declare and pay dividends upon the shares of stock of the Corporation of any class in cash, in its own shares, in its bonds or in other property, including the shares or bonds of other corporations. Anything in the Restated Certificate or these By-laws to the contrary notwithstanding, no holder of any share of stock of the Corporation of any class shall have any right to any dividend thereon unless such dividend shall have been declared by the Board as aforesaid.

ARTICLE IX

SEAL

The seal of the Corporation shall be circular in form with the words “Hexion Specialty Chemicals, Inc. New Jersey 1899” on the circumference.

ARTICLE X

STOCK

10.1 Certificates.

(a) Certificates of stock shall be issued and signed by the Chairman of the Board, Chief Executive Officer, President, an Executive Vice President, a Senior Vice President or a Vice President and may be countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all signatures upon a certificate, including those of a stock transfer agent or a registrar, may be facsimile. In case any officer or officers or any transfer agent or registrar of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers, or such transfer agent or registrar, for whatever cause, before such certificate or certificates shall have been delivered, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers or such transfer agent or registrar, as the case may be.

(b) Every person claiming a stock certificate in lieu of one lost or destroyed shall give notice to the Corporation of such loss and destruction, and shall also file in the office of the Corporation an affidavit as to his ownership of the stock represented by the certificate, and of the facts that go to prove its loss or destruction. He shall, if required by the Board, give the Corporation a bond or agreement of indemnity in a form to be approved by counsel, with or without sureties and in such amount as may be determined by the Board or by an officer in whom authority therefor shall have been duly vested by the Board against all loss, cost and damage which may arise from issuing such new certificate. The officers of the Corporation, if satisfied from the proof that the certificate is lost or destroyed, may then issue to him a new certificate of the same tenor as the one lost or destroyed.

10.2 Transfers.

(a) All transfers of stock shall be made upon the books of the Corporation upon surrender to the Corporation of the certificate or certificates for such stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

(b) The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the of the Corporation. The Board may appoint transfer agents and registrars of transfer, and may require any or all stock certificates to bear the signature or facsimile signature of any such transfer agent and any such registrar of transfers.

10.3 Acquisition of the Corporation’s Own Shares.

Unless the Restated Certificate or the Board by specific resolution provides otherwise, all shares of the Corporation that are reacquired pursuant to Section 14A:7-l6 of the NJBCA by purchase, by redemption or by their conversion into other shares of the Corporation, shall remain authorized and issued shares and shall be considered treasury shares.

ARTICLE XI

FISCAL YEAR

11.1 The fiscal year of the Corporation shall commence on the first day of January in each year and end on the following thirty-first day of December.

11.2 It shall be the duty of the principal financial officer to submit a full report of the financial condition of the Corporation for the preceding fiscal year at a meeting of the Board preceding the annual meeting of shareholders.

ARTICLE XII

CONFLICTS OF INTEREST

12.1 No contract or other transaction between the Corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are otherwise interested shall be either void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or of a Committee which authorizes, approves or ratifies such contract or transaction or because such director’s or directors’ votes are counted for such purpose if any of the following is true:

(a) The contract or other transaction is fair and reasonable as to the Corporation at the time it is authorized, approved or ratified; or

(b) The fact of the common directorship or interest is disclosed or known to the Board or Committee and the Board or Committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(c) The fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

12.2 Common or interested directors may be counted in determining the presence of a quorum at a Board or Committee meeting at which a contract or transaction described in Section 12.1 above is authorized, approved or ratified.

12.3 The Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.

ARTICLE XIII

AMENDMENTS TO BY-LAWS

13.1 These By-laws are subject to the provisions of the NJBCA and the Corporation’s Restated Certificate, as each may be amended from time to time. If any provision in these By-laws is inconsistent with a provision in the NJBCA or the Restated Certificate, the provision of the NJBCA or the Restated Certificate shall govern.

13.2 Subject to the Restated Certificate, these By-laws may be altered, amended, or repealed by the shareholders or the Board. Any by-law adopted or amended by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting the by-law expressly reserves to the shareholders the right to amend or repeal it.

ARTICLE XIV

INDEMNIFICATION AND INSURANCE

14.1 Indemnification.

(a) As provided in the Restated Certificate, to the fullest extent permitted by the NJBCA as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for breach of fiduciary duty as a director.

(b) Without limitation of any privilege conferred by Section 14.1(a), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NJBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, excise taxes, penalties or amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the Indemnitee’s heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a Proceeding, had no reasonable cause to believe his conduct was unlawful; provided further, however, that no indemnification shall be made in the case of a Proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such Proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided in Section 14.1(c) with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) initiated by such Indemnitee was authorized by the Board. The right to indemnification conferred in this Article XIV shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the NJBCA requires, an Advancement of Expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an Undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

(c) If a claim under Section 14.1(b) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of any Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the NJBCA. Neither the failure of the Corporation (including the Board, independent legal counsel, or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the NJBCA, nor an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section or otherwise shall be on the Corporation.

(d) The rights to indemnification and to the Advancement of Expenses conferred in this Article XIV shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Restated Certificate, agreement, vote of shareholders or disinterested directors or otherwise.

14.2 Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NJBCA.

14.3 Indemnity Agreements.

The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by the NJBCA.

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